Careview 8-K

Exhibit 10-6

THE HONORABLE TOMMY G. THOMPSON

December 31, 2013

 Steven G. Johnson President

CareView Communications, Inc.

405 State Highway 121 Bypass, Suite B-240

Lewisville, TX 75067

Re: Resignation

Dear Steve:

Thank you for giving me the opportunity to serve on the Board of Directors of CareView Communications, Inc. (“CareView”). It has been my honor and pleasure to serve on this Board.

Effective immediately, however, I hereby tender my resignation to you as a director of CareView but welcome the opportunity to continue to work with CareView as Co-Founder, Director Emeritus, and President of Business Development and Acquisitions.

In closing, I am thankful for having had the opportunity to work with you and the other directors on CareView’s Board and look forward to being engaged with, and assisting, the Company in my new role. I wish you and the Company continued success in all of your future endeavors.

Sincerely,

 /s/ Tommy G. Thompson

Tommy G. Thompson

1313 MANASSAS TRAIL

 MADISON, WI 53718